Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

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(Form Type)

ALGERNON PHARMACEUTICALS INC.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Units, each unit consisting of one common share, no par value, and one warrant, each to purchase one common share(3)(4)(5)	Rule 457(o)			$9,660,000	$92.70 per $1,000,000	$895.48
Fees to Be Pad	Equity	Pre-funded units, each pre-funded unit consisting of one pre-funded warrant and one warrant, each to purchase one common share(3)(4)(5)	Rule 457(o)			$9,660,000	$92.70 per $1,000,000	$895.48
Fees to Be Paid	Equity	Class A common shares included in the units(4)	Rule 457(g)			-(6)
Fees to be Paid	Equity	Warrants included in the units and pre-funded units(4)	Rule 457(g)			-(6)
Fees to Be Paid	Equity	Pre-funded warrants included in the pre-funded units(4)	Rule 457(g)			-(6)

Fees to be Paid	Equity	Class A common shares underlying the Warrants included in the units and pre-funded units(at an exercise price of 110% of the price of the units)(4)	Rule 457(o)			$10,625,995	$92.70 per $1,000,000	$985.03
Fees to Be Paid	Equity	Class A common shares underling the pre-funded warrants included in the pre-funded units(4)	Rule 457(g)			-(6)
Fees to Be Paid	Equity	Warrants to be issued to the Representative	Rule 457(g)			-(6)
Fees to Be Paid	Equity	Class A common shares underlying Warrants to be issued to the Representative(4)(7)	Rule 457(o)			$531,300	$92.70 per $1,000,000	$49.25
Fees Previously Paid	-	-	-	-	-	-	-	$1,748.32

	Total Offering Amounts					$30,477,295		$2,825.24
	Total Fees Previously Paid							$2,690.71
	Total Fee Offsets							$0.00
	Net Fee Due							$134.53

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the "Securities Act").

(2) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act.

(3) Includes additional units which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of units to be offered, which may be exercised for shares of common stock or warrants or any combination thereof at the election of the underwriters.

(4) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(5) The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed maximum offering price of the units together with the pre-funded units (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $9,660,000.

(6) No registration fee required pursuant to Rule 457(g).

(7) We have agreed to issue to Ladenburg Thalmann & Co. Inc., as representative (the "Representative") of the underwriters in this offering, warrants (the "Compensation Warrants") that are immediately exercisable at an exercise price of US$    , representing up to 5.0% of the Common Shares (as defined herein) included in the units issued in the offering. Resales of the Compensation Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, are registered hereby. Resales of Common Shares issuable upon exercise of the Compensation Warrants (the "Compensation Warrant Shares") are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Compensation Warrants is $531,300, which is equal to 110% of $483,000 (5.0% of $9,660,000. See "Underwriting".